Exhibit 24.1
POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Larry A. Mizel, David D. Mandarich, Robert N. Martin, Michael L. Kaplan and Joseph H. Fretz, and each of them, as attorneys-in-fact, with full power of substitution, in any and all capacities, to sign a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 in connection with the registration by M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), of 3,000,000 shares of the Company’s Common Stock, par value $.01 per share, to be issued under the Company’s 2021 Equity Incentive Plan, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ Larry A. Mizel	May 2, 2023
Larry A. Mizel

/s/ David D. Mandarich	May 2, 2023
David D. Mandarich

/s/ Raymond T. Baker	May 2, 2023
Raymond T. Baker

/s/ Michael A. Berman	May 2, 2023
Michael A. Berman

/s/ David E. Blackford	May 2, 2023
David E. Blackford

/s/ Herbert T. Buchwald	May 2, 2023
Herbert T. Buchwald

/s/ Rafay Farooqui	May 2, 2023
Rafay Farooqui

/s/ Courtney L. Mizel	May 2, 2023
Courtney L. Mizel

/s/ Paris G. Reece III	May 2, 2023
Paris G. Reece III

/s/ David Siegel	May 2, 2023
David Siegel

/s/ Janice Sinden	May 2, 2023
Janice Sinden